Exhibit 10.3
FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “Amendment”) is made as of the 3rd day of April, 2026 (the “Effective Date”), by and between University Federal Credit Union, a federal credit union, (“Landlord”) and Everspin Technologies, Inc (“Tenant”). This Amendment amends that certain lease entered into by and between Landlord and Tenant dated October 1, 2021 (the “Lease”), for that certain space consisting of approximately 6,171 rentable square feet (“RSF”) of space commonly known as Suite A-201 (the “Premises”) of the building known as UFCU Plaza located at 8303 Mopac Expressway North in the City of Austin, State of Texas (the “Building”). All capitalized terms in this Amendment, to the extent not specifically defined herein, shall have the meanings set forth in the Agreement.

RECITALS

Landlord and Tenant (hereinafter individually a “Party” and collectively the “Parties”) have agreed to extend the Lease under the same terms and conditions of the Lease except as otherwise modified herein.

AMENDMENT

In consideration of the promises, the mutual covenants and agreements hereinafter made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease and agree as follows:

1.Term. The Term of the Lease shall be extended for a period of one (1) year such that the Term of the Agreement will end on April 30, 2028.

2.Base Rent. Base rent during the renewal period will be $30.50 per RSF per year or $15,684.63 per month.

3.Ratification. Licensee hereby confirms and ratifies that as of the Effective Date, (a) the Lease is and remains in good standing and in full force and effect, and (b) to Tenant’s actual knowledge after reasonable inquiry, Landlord is not in default of any provisions of the Lease, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

4.Binding Effect. Except as modified by this Amendment, the Lease shall remain in full effect, and the Lease as amended by this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

5.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

6.Electronic Signatures. The parties acknowledge and agree that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include versions executed via “DocuSign®” and other similar methods, including those electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

EXECUTED as of the date first written above.

LANDLORD:

University Federal Credit Union, a federal credit union

    By:     /s/ John Orton

    Name:     John Orton

    Title:    VP – Enterprise Risk Management

TENANT:

Everspin Technologies, Inc.

    By:     /s/ William Cooper

Name:     William Cooper

1
Everspin Technologies, Inc.
First Amendment1

    Title:    CFO

Everspin Technologies, Inc.
First Amendment2